UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-0854434
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e)check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-230568

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K (the “Preferred Stock”) of Fifth Third Bancorp (“Fifth Third”). The descriptions set forth under the sections “Description of the Series K Preferred Stock” and ”Description of the Depositary Shares” in the final prospectus supplement dated September 12, 2019, filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2019, in connection with the automatic shelf registration statement on Form S-3 (No. 333-230568) of Fifth Third Bancorp (the “Registration Statement”), filed on March 28, 2019, as amended, are incorporated herein by reference. Any form of prospectus supplement that includes such description that is subsequently filed by Fifth Third as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Certificate of Amendment to the Articles of Incorporation of Fifth Third Bancorp, as amended, with respect to the 4.95% Non-Cumulative Perpetual Preferred Stock, Series K dated September 16, 2019 (incorporated by reference to Exhibit 4.1 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Commission on September 17, 2019).

4.2	Form of Certificate representing the 4.95% Non-Cumulative Perpetual Preferred Stock, Series K (incorporated by reference to Exhibit 4.2 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2019).

4.3	Deposit Agreement dated September 17, 2019, between Fifth Third Bancorp, as issuer, and American Stock Transfer and Trust Company, LLC, as depositary, transfer agent and registrar, and the holder from time to time of the Receipts described therein (incorporated by reference to Exhibit 4.3 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2019).

4.4	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIFTH THIRD BANCORP

September 26, 2019	/s/ James C. Leonard
James C. Leonard
Executive Vice President and Treasurer

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